UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 29, 2009

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

 (State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On July 29, 2009, The Children’s Place Retail Stores, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Ezra Dabah, Renee Dabah and certain related trusts (collectively, the “Sellers”) pursuant to which the Company agreed to purchase from the Sellers an aggregate of approximately 2.45 million shares of common stock of the Company at a price of $28.88 per share, which represented a discount of 5% to the average closing prices of the Company’s common stock of the three days ending July 28, 2009 (the “Sale”). The Sale has been consummated.

Pursuant to the Securities Purchase Agreement, the Company has also agreed to file a Registration Statement on Form S-3 ASR (or other appropriate form for which the Company is eligible) to effect the registration of  the remaining approximately 2.45 million shares held by the Sellers, after giving effect to the Sale, in a firm commitment underwritten offering (the “Offering”) in the event the Sellers elect to sell such additional shares.  The Company has agreed to pay all expenses incident to the Offering except for (i) underwriting discounts, commissions or fees attributable to the Offering or any counsel, accountants or other persons retained by the Sellers and (ii) any taxes incident to the sale and delivery of the securities in connection with the Offering, each of which will be the sole responsibility of the Sellers.

In connection with the Company’s agreement to purchase the shares and facilitate the Offering, Ezra Dabah and Stanley Silverstein have tendered their resignations from the board of directors of the Company (the “Board”), effective as of the closing of the Sale.  Pursuant to the Securities Purchase Agreement, the Sellers agreed to either abstain from voting or to vote all of their shares of common stock of the Company (i) in favor of the election of the Board’s nominees for directors Sally Frame Kasaks, Malcolm Elvey and Norman Matthews at the 2009 Meeting and (ii) in opposition to any proposal that is not recommended by the Board at the 2009 Meeting and any meeting of stockholders up to and including the Company’s 2010 Annual Meeting of Stockholders.  For a period of 12 months from the date of the Securities Purchase Agreement, the Sellers have agreed to customary standstill provisions.

The full text of the Securities Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  This summary of the Securities Purchase Agreement is qualified in its entirety by the Purchase Agreement.  The press releases announcing entry into the Securities Purchase Agreement is attached as Exhibit 99.1 hereto.

Amendment to Credit Agreement

On July 29, 2009, the Credit Agreement (the “Credit Agreement”), dated July 31, 2008, among the Company, as borrower, and The Children’s Place Services Company, LLC, The Children’s Place (Virginia), LLC, The Children’s Place Canada Holdings, Inc., thechildrensplace.com, inc. and Twin Brook Insurance Company, Inc., as guarantors, on the one hand, and Wells Fargo Retail Finance, LLC (“Wells Fargo”), Bank of America, N.A., HSBC Business Credit (USA) Inc., and JPMorgan Chase Bank, N.A. as lenders (collectively, the “Lenders”), and Wells Fargo, as administrative agent, collateral agent and swing line lender, on the other hand, was amended (the “Amendment to Credit Agreement”) to permit the transactions contemplated by the Securities Purchase Agreement and to permit the prepayment of the amounts outstanding under the Note Purchase Agreement (as defined below) in connection therewith (as discussed in Item 1.02 of this Current Report on Form 8-K).  In connection with the Amendment to Credit Agreement, the Company paid an amendment fee in the aggregate amount of $1,000,000, representing 0.5% of the total amount of the commitment of the Lenders.

The description of the Amendment to Credit Agreement set forth herein is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2009.

Item 1.02  Termination of a Material Definitive Agreement.

On August 3, 2009, the Company prepaid (the “Prepayment”) in full the principal amount of $38,000,000 outstanding under the Note Purchase Agreement, dated July 31, 2008, among the Company and The Children’s Place Services Company, LLC, as borrowers, The Children’s Place (Virginia), LLC, The Children’s Place Canada Holdings, Inc., thechildrensplace.com, inc. and Twin Brook Insurance Company, Inc., as the guarantors (collectively, the “Guarantors”), on the one hand, and Sankaty Advisors, LLC, as collateral agent, Crystal Capital Fund Management, L.P., as syndication agent, and Sankaty Credit Opportunities III, L.P., Sankaty Credit Opportunities IV, L.P., RGIP, LLC, Crystal Capital Fund, L.P., Crystal Capital Onshore Warehouse LLC, 1903 Onshore Funding, LLC, and Bank of America, N.A., as the note purchasers, on the other hand (the “Note Purchase Agreement”), plus accrued and unpaid interest in the amount of approximately $413,000.  In connection with the Prepayment, the Note Purchase Agreement and the guarantees of the Company’s obligations under the Note Purchase Agreement provided by the Guarantors were terminated.

The notes issued under the Note Purchase Agreement (collectively, the “Notes”) were set to mature on July 31, 2013, and the amounts outstanding under the Note Purchase Agreement bore interest at the greater of (i) the London Interest Bank Offered Rate, for an interest period of one, two, three or six months, as selected by the Company, and (ii) 3.00%, plus, in each case, a margin of between 8.50% and 9.75% depending on the Company’s leverage ratio.  As of July 31, 2009, the interest rate applicable to the outstanding principal amount of the Notes was 11.50%.

In accordance with the terms of the Note Purchase Agreement, the Company was required to make a prepayment premium in the amount of $570,000, which was equal to 1.5% of the principal amount outstanding under the Note Purchase Agreement.  The principal amount, accrued and unpaid interest and penalties were paid out of the Company’s cash on hand.

The Company’s obligations under the Note Purchase Agreement were secured by a first or second priority security interest in substantially all of the Company’s domestic assets.  All of the security interests that secured the Company’s obligations under the Note Purchase Agreement were released in connection with the Prepayment.

The Note Purchase Agreement contained covenants that restricted the Company’s ability to repurchase shares of its common stock.  Accordingly, the Company determined to prepay the amounts payable under the Note Purchase Agreement in connection with the transactions contemplated by the Securities Purchase Agreement discussed in Item 1.01 of this Current Report on Form 8-K.

As discussed in Item 1.01 of this Current Report on Form 8-K, the Company entered into the Amendment to Credit Agreement, pursuant to which, among other things, Wells Fargo, as administrative agent, and the Lenders under the Credit Agreement consented to the Prepayment.  Bank of America, NA, a note purchaser under the Note Purchase Agreement, also is a Lender under the Credit Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Resignations

Pursuant to the terms of the Securities Purchase Agreement, Messrs. Dabah and Silverstein have each resigned from the Board, effective as of August 3, 2009.

Crovitz Employment Agreement

In accordance with Section 2.01 of the Employment Agreement, dated September 26, 2007, between the Company and Charles K. Crovitz, as amended (the “Employment Agreement”), on July 31, 2009, the Compensation Committee of the Board of Directors of the Company extended the term of Mr. Crovitz’s employment with the Company as Interim Chief Executive Officer under the Employment Agreement from August 31, 2009 until the earlier of (i) November 30, 2009 or (ii) such other time as a permanent Chief Executive Officer of the Company has been appointed by the Board of Directors of the Company and commenced employment with the Company, unless sooner terminated in accordance with the provisions of Section 5 of the Employment Agreement.  In connection with the extension of Mr. Crovitz’s term of employment, a restricted stock award of 13,850 shares of the Company’s common stock previously granted to Mr. Crovitz under the Company’s Amended and Restated 2005 Equity Incentive Plan, as amended, shall vest as to 7/36ths of the restricted shares immediately on September 1, 2009 and as to 1/36th of the restricted shares on the last day of each calendar month, commencing with September 2009, subject to other terms of a restricted stock award agreement.

Mr. Crovitz will continue to serve as Interim Chief Executive Officer of the Company pursuant to the terms of the Employment Agreement, the terms of which have been previously disclosed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 16, 2009, as supplemented.

Item 9.01               Financial Statement and Exhibits.

(d)	Exhibits

	Exhibit 10.1	Securities Purchase Agreement, dated July 29, 2009, between The Children’s Place Retail Stores, Inc., Ezra Dabah, Renee Dabah and certain affiliated trusts.

	Exhibit 99.1	Press Release, dated July 29, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 4, 2009

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President, Finance and Administration